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                                 EXHIBIT g.(ii)

                 Form of Letter Amendment to Custodian Agreement
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                           HARTFORD SERIES FUND, INC.

Date

State Street Bank and Trust Company
801 Pennsylvania Ave.
Kansas City, MO 64105

Re:   HARTFORD SERIES FUND, INC.

Ladies and Gentlemen:

This is to advise you that Hartford Series Fund, Inc. (the "Fund") has established a new series of shares to be known as Hartford Growth HLS Fund. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated as of June 1, 1998 by and between the Fund and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for the aforementioned series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                HARTFORD SERIES FUND, INC.
                                on behalf of:
                                Hartford Growth HLS Fund

                                By:
                                         -----------------------------------
                                Name:    DAVID M. ZNAMIEROWSKI
                                         -----------------------------------
                                Title:   PRESIDENT, DULY AUTHORIZED
                                         -----------------------------------
Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
         ---------------------------------------------
Name:
         ---------------------------------------------
Title:                               , DULY AUTHORIZED

Effective Date:
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